UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016 (January 13, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                   Entry into a Material Definitive Agreement.

Arch Coal, Inc. (“Arch” or the “Company”) has agreed with its securitization financing providers that, subject to the amendments described below, they will continue the $200 million trade accounts receivable securitization facility provided to Arch Receivable Company, LLC, a non-debtor special-purpose entity that is a wholly owned subsidiary of the Company (“Arch Receivable”) (the “Securitization Facility”). The Debtors have negotiated with the providers of the Securitization Facility (the “Securitization Financing Providers”) amended and restated versions (the “Amendments”) of the agreements that set forth the terms of the Securitization Facility (the “Financing Agreements”). In connection with the voluntary petitions (the “Bankruptcy Petitions”) under chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”) filed by Arch and certain of the Company’s wholly owned domestic subsidiaries other than Arch Receivable (collectively, the “Debtors”), on January 11, 2016, the Company filed a motion seeking Court approval of the continuation of the Securitization Facility on the terms set forth in the Amendments. On January 13, 2016, the Court entered an order approving, on an interim basis, the financing to be provided pursuant to the Financing Agreements and, on the same day, the Financing Agreements were entered into by and among the Company, Arch Receivable, the Originators (as defined below), the Securitization Financing Providers and the administrator of the Securitization Facility (the “Administrator”).

Pursuant to the Amendments, the parties to the Securitization Facility have agreed to allow the facility to continue following the Bankruptcy Petitions, subject to certain modifications. Pursuant to the Amendments, Debtors agreed to a revised schedule of fees payable to the Administrator and the Securitization Financing Providers.  The fees set forth in the Financing Agreements include (i) a letter of credit participation fee, payable on each settlement date to each Securitization Financing Provider, in the amount of 2.65%  per year of such Securitization Financing Provider’s pro rata participation in the letters of credit outstanding under the Securitization Facility (increasing from 1.40% under the existing financing agreements), (ii) a facility fee, payable on each settlement date to each Securitization Financing Provider, in the amount of 0.85% per year of such Securitization Financing Provider’s commitment under the Securitization Facility (remaining the same as under the existing financing agreements) and (ii) a letter of credit fronting fee, payable on each settlement date to the letter of credit provider (the “LC Provider”) in the amount of 0.15% per year of the aggregate face amount of the letters of credit outstanding under the Securitization Facility (remaining the same as under the existing financing agreements). In the event that a letter of credit is drawn and the LC Provider is not fully reimbursed for the drawn amount, any unreimbursed remainder will be treated as a funded purchase (i.e., a cash advance) under the Securitization Facility. The cost of such an advance will be determined by two factors: (a) a program fee of 2.65% per year and payable on each settlement date to each Securitization Financing Provider deemed to have made such an advance and (b) the “discount”, which is calculated based on each Securitization Financing Provider’s costs, including its cost of funds.

In addition, the Amendments eliminate Arch Receivable’s ability to obtain cash advances, relinquish control over the accounts in which the proceeds of outstanding accounts receivable generated by the Debtors from the sale of coal and sold through the Securitization Facility (including collections, proceeds and certain other interests related thereto) (the “Receivables”) are collected and provide for more frequent reports on Receivables balances before the collected cash is remitted to their control, each as described in greater detail below.

In connection with the Securitization Facility, Arch Receivable has granted to the Administrator (for the benefit of the securitization purchasers) a first priority security interest in all of its property, including all Receivables and all proceeds thereof.

The Financing Agreements provide for the grant of analogous security interests by certain Debtors that generate Receivables from the sale of coal (such Debtors, the “Originators”). The Financing Agreements expressly state that the transfers of Receivables from the Originators to Arch and from Arch to Arch Receivable are intended to be true sales of the Receivables. However, if, against the intent of the parties (and notwithstanding entry of an order by the Court which provides that the transfers of the Receivables constitute true sales), any such transfer is recharacterized as a loan or extension of credit, each Originator has granted a first priority prepetition security interest in the Receivables and certain related collateral, pursuant to the Financing Agreements, for the ultimate benefit of the Administrator and the Securitization Financing Providers (the “Liens”). The Debtors have agreed, in connection with the Amendments, to effectively extend such Liens to cover Receivables generated on or after January 11, 2016.

The Originators do not guarantee the collection of Receivables that have been transferred to Arch Receivable. However, the Originators are obligated to reimburse Arch Receivable for inaccuracy of certain representations and warranties, dilution items with respect to Receivables and certain other limited indemnities (such obligations, the “Repayment Amounts”). Under the Financing Agreements, Arch Receivable is entitled to apply Repayment Amounts to amounts owed under the Securitization Facility.

Further, Arch has executed a performance guarantee through which it has promised to fulfill, or cause Arch Receivable, the designated servicer and each Originator to fulfill, each of their obligations under the Financing Agreements. In addition, as contemplated by the Amendments, the Originators have also executed a performance guarantee promising to fulfill obligations of all Originators under the Financing Agreements.

In addition, in connection with the Amendments, the Debtors have obtained approval to grant superpriority claims against the Debtors and in favor of Arch Receivable, the Administrator and the Securitization Financing Providers in respect of certain of the Debtors’ obligations under the Financing Agreements, including the Repayment Amounts and certain other limited indemnification and other obligations of the Debtors under the Financing Agreements.

Item 2.03                                                                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Coal, Inc.
Date: January 15, 2016

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary